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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-39824), Form S-8 (No. 333-50454), Form S-8 (No.
333-59460), Form S-8 (No. 333-60386), Form S-8 (No. 333-63823), Form S-8 (No.
333-94389), Form S-3 (No. 333-58570), Form S-3 (No. 333-60390), Form S-3 (No.
333-62654), Form S-3 (No. 333-62752), Form S-3 Amendment No. 1 (No. 333-50548),
Form S-3 Amendment No. 1 (No. 333-45388), Form S-3 Amendment No. 1 (No. 333-43380), Form S-3 Amendment No. 1 (No. 333-42126) of Leap Wireless International, Inc. of our report dated February 27, 2002, except for Note 15, as to which the date is March 27, 2002, relating to the consolidated financial statements, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

San Diego, California
March 28, 2002